Exhibit 99.1

FS Investments Announces Fund Manager Changes and Credit Team Expansion

Asset Manager Diversifies Partners Across $18 Billion Business Development Company Platform and Assumes Sole Management of $2 Billion Closed-End Fund

PHILADELPHIA, PA, December 11, 2017 – FS Investments (FS), a leading alternative investment manager with more than $20 billion in assets under management, today announced it has agreed to form new partnerships with KKR and EIG Global Energy Partners (EIG) to manage FS’ business development company (BDC) platform. It also announced the hiring of a liquid credit portfolio manager who will manage one of FS’ closed-end funds.

“As the advisor for the FS funds, our goal has always been to create long-term value for our investors by matching attractive investment strategies with strategic fund structures and best-in-class asset managers,” explained Michael Forman, Chairman and Chief Executive Officer of FS Investments. “Over the last year, we have launched four new strategies, each with different sub-advisors, to capture compelling market opportunities with the managers best positioned to take advantage of them,” Forman continued. “Today’s announcements further reflect this approach, and we believe we are well-positioned to create long-term value for investors in these funds.”

To date, FS has engaged GSO Capital Partners (GSO) to sub-advise the funds impacted by these announcements. FS and GSO have entered into an agreement to conclude their relationship and will work together to ensure a smooth transition.

“While our partnership with GSO has created significant value for our investors and borrowers, we’ve concluded that today’s markets require a change in our management approach to the funds,” added Forman. “We thank GSO for its sub-advisory services, and are pleased we’ve reached an agreement that ensures a seamless transition and includes restrictions on GSO that further protect investors.”

In a separate release issued today, FS announced that it is partnering with KKR to create an $18 billion middle market BDC platform. FS has entered into an agreement to form a partnership with KKR to provide investment advisory services to four BDCs currently managed by FS and a BDC currently managed by KKR: FS Investment Corporation (FSIC), FSIC II, FSIC III and FSIC IV, and Corporate Capital Trust.

FS also announced in a separate release that has entered into an agreement to form a joint venture with EIG to provide investment advisory services to the $4 billion FS Energy and Power Fund.

Additional information regarding these announcements can be accessed at www.fsproxy.com and www.fsinvestments.com.

Concurrently, FS announced that it has hired Andrew Beckman, a seasoned credit professional with deep experience and a strong track record in special situations and event-driven strategies, as Head of Liquid Credit and Portfolio Manager. He will lead FS’ investment team primarily responsible for providing investment advisory services to FS Global Credit Opportunities Fund (FSGCO), a $2 billion closed-end fund. As such, FS Global Advisor, LLC, a subsidiary of FS Investments, will serve as the sole investment adviser to FSGCO.

Mr. Beckman joins FS from DW Partners, a $3 billion alternative credit manager, where he was a Partner and Head of Corporate Credit and Special Situations. Prior to joining DW Partners, he built and managed Magnetar Capital’s event-driven credit business and was the Head of its Event Credit and Credit Opportunities Fund, managing over $2 billion. Earlier in his career, Mr. Beckman was Co-Head of Goldman Sachs’ Special Situations Multi-Strategy Investing Group.

“We are excited to add Andrew to our credit team and look forward to working with him as he further expands our liquid credit capabilities,” said Mike Kelly, President and Chief Investment Officer of FS Investments. “With this announcement and the recent addition of Brian Gerson as our Head of Private Credit, we have significantly enhanced our internal investment management resources to meet the demands of our growing credit businesses,” added Kelly.

About FS Investments

FS Investments is a leading asset manager dedicated to helping individuals, financial professionals and institutions design better portfolios. The firm provides access to alternative sources of income and growth and focuses on setting industry standards for investor protection, education and transparency.

FS Investments is headquartered in Philadelphia, PA with offices in New York, NY, Orlando, FL and Washington, DC. Visit fsinvestments.com to learn more.

Contact Information:

FSGCO Investors

833-536-4196

Media

Marc Yaklofsky or Kate Beers

media@fsinvestments.com

215-495-1174

Forward-Looking Statements

This announcement may contain certain “forward-looking” statements as that term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995, including statements with regard to future events or the future performance or operations of FSGCO. Words such as “believes,” “expects,” “projects,” and “future” or similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results to differ materially from those projected in these forward-looking statements. Factors that could cause actual results to differ materially include changes in the economy, risks associated with possible disruption to FSGCO’s operations or the economy generally due to terrorism or natural disasters, future changes in laws or regulations and conditions in FSGCO’s operating area. The inclusion of forward-looking statements should not be regarded as a representation that any plans, estimates or expectations will be achieved. Any forward-looking statements speak only as of the date of this communication. FSGCO undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers are cautioned not to place undue reliance on any of these forward-looking statements.